Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report relating to the proved oil and gas reserves of Concho Resources Inc., dated January 23, 2012, which appears in Concho Resources Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

CAWLEY, GILLESPIE & ASSOCIATES, INC.

J. Zane Meekins, P.E.
Executive Vice President

Fort Worth, Texas

June 11, 2012